As filed with the Securities and Exchange Commission on July 11, 2007

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO.5 TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CHINA AGRI-BUSINESS, INC.
                 (Name of small business issuer in its charter)

       MARYLAND                        2873                    20-3912942
(State or Jurisdiction    (Primary Standard Industrial        (IRS Employer
  of Incorporation or      Classification Code Number)    Identification Number)
     Organization)

                             FINANCE PLAZA 9TH FLOOR
                               HI-TECH ROAD NO. 42
                       HI-TECH INDUSTRIAL DEVELOPMENT ZONE
                          XI'AN, SHAANXI, CHINA 710068
                             TEL: 011-86-29-88222938
               (Address of principal place of business or intended
                          principal place of business)

                          Copies of communications to:

                               DARREN OFSINK, ESQ.
                                GUZOV OFSINK, LLC
                         600 MADISON AVENUE, 14TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 371-8008

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

WE ARE FILING THIS AMENDMENT TO INCLUDE THE INFORMATION ON ISSUANCE OF UNREGISTERED COMMON STOCK UNDER RECENT SALES OF UNREGISTERED SECURITIES IN PART II OF THE REGISTRATION STATEMENT AND THE RELATED AGREEMENT AS AN EXHIBIT.

                     RECENT SALES OF UNREGISTERED SECURITIES

      In the preceding three years, China Agri-Business, Inc. (the "Company" or "we") has issued the following securities that were not registered under the Securities Act:

Common Stock

      On March 16, 2006, we executed a Corporate Finance Advisory Services Agreement (the "China Agri Advisory Agreement") with Friedland Corporate Investor Services LLC ("Friedland"). The China Agri Advisory Agreement provided that Friedland will assist the Company in forming a Wholly-Owned Foreign Enterprise (or "Meixin" as we defined below) under the laws of the People's Republic of China (the "PRC"), in acquiring control of a PRC business enterprise, and in becoming publicly traded in the United States. As consideration for these services, we issued an aggregate of 1,327,877 (after a 2.032-for-1 forward split in October 2006) shares of common stock $.001 par value per share, to seven Friedland designees (including 10,000 shares to the then sole director of the Company) and is obligated to pay Friedland 750,000 PRC Renminbi ("RMB") (or $97,125 translated at the March 31, 2007 exchange rate) upon the establishment of a trading market in the United States for the Company's shares of common stock.

      The issuance of the aggregate of 1,327,877 shares of common stock to Friedland designees was exempt from registration under Section 4(2) of the Securities Act.

      On April 22, 2006, we issued an aggregate of 10,950,897 shares (after a 2.032-for-1 forward split in October 2006) of our common stock, to all the shareholders of Shaanxi Xin Sheng Centennial Agricultural and Technology Co., Ltd., the operating company incorporated in the People's Republic of China ("Xinsheng") ("Xinsheng Shareholders") in consideration of the execution of the management agreement between Xinsheng and Mei Xin Agri Technology (Shaanxi) Co., Ltd., our directly wholly-owned subsidiary ("Meixin"), pursuant to which Xinsheng and its shareholders entrusted to Meixin its management rights, the rights and powers of its shareholders and board of directors, and the right to receive all of Xinsheng's profits in exchange for Meixin's assumption of the obligation to fund all operating losses of Xinsheng.

      Out of the 10,950,897 shares of common stock issued to Xinsheng Shareholders, 9,099,749 shares of common stock were issued under the name of five trustees, pursuant to a voting trust and escrow agreement (the "Voting Trust and Escrow Agreement"). The trustees also act as the escrow and selling agent for the Xinsheng shareholders for the sale of the shares. Under the terms of the Voting Trust and Escrow Agreement, the shares of our common stock issued to the Xinsheng shareholders cannot be released by the trustees to any Xinsheng shareholder before one year elapses and the shares bear a standard restrictive legend. The trustees are entitled to exercise all rights and powers to vote the shares on behalf of the Xinsheng shareholders. After one year has elapsed, if a shareholder has not requested the release of the shares of such shareholder and wishes to sell the shares held by the trustees, the trustees will sell the shares on behalf of such shareholder and remit the proceeds to such shareholder.

      The issuance of 10,950,897 shares of common stock to Xinsheng Shareholders was exempt from registration under Regulation S and/or Section 4(2) of the Securities Act.

      The following table sets forth the names, addresses and the numbers of shares for the persons to whom the total 12,278,774 shares of the above-referenced common stock were issued:

---------------------------------------------------------------------
Holder's Name and Address                         Number of Shares of
                                                         Common Stock
---------------------------------------------------------------------
Liping Deng                                                 1,851,148

Finance Plaza 9th Floor
Hi-tech Road No. 42
Hi-tech Industrial Development Zone
Xi'an, Shaanxi, CHINA 710068
---------------------------------------------------------------------
Trustees - Zhihong Yang, Xiaoying Lin,                      9,099,749
Dongdong Ding, Fei Zhao and Junsheng Meng

Finance Plaza 9th Floor
Hi-tech Road No. 42
Hi-tech Industrial Development Zone
Xi'an, Shaanxi, CHINA 710068
---------------------------------------------------------------------
Sheng Li                                                       66,394
Rm.31-101
Song Shan, No.483,
Wu Shan,
Tian He, Guangzhou, P.R.China
---------------------------------------------------------------------
Kristina Wang                                                 504,593
Klory Investments Ltd.
3705 Bank of America Tower
12 Harcourt Road
Central
Hong Kong
---------------------------------------------------------------------

---------------------------------------------------------------------
Michael Segal                                                  63,074
11 East 86th Street, Suite 19 B
New York, New York 10028-0501 USA
---------------------------------------------------------------------
Mark Shaner                                                    10,000
70 South Potomac
Aurora, CO  80012
---------------------------------------------------------------------
Lorin Cohen                                                    63,074
c/o Friedland Capital
600 South Cherry Street - Suite 530
Denver, CO  80218
---------------------------------------------------------------------
Western Technology Investors                                  372,445
Box 100969
Denver, CO 80250
---------------------------------------------------------------------
Philadelphia New York Investors LLC                           248,297
c/o Jason Friedland
2323 Pennsylvania Ave
Philadelphia, PA 19130-3138
---------------------------------------------------------------------
Total:                                                     12,278,774
---------------------------------------------------------------------

Preferred Stock

      On May 31, 2006, we entered into a Preferred Stock and Warrant Purchase Agreement with William J. Ritger whereby we sold and issued to Mr. Ritger for $100,000, 10,000 Units for $10.00 per Unit. Each Unit comprises one share of our Series A Stock and a warrant to purchase one share of our common stock. The issuance of shares of our Series A Stock was exempt from registration under
Section 4(2) of the Securities Act.

                                    EXHIBITS

      The following exhibits are filed with this Registration Statement:

Exhibit
No.         Description of Exhibit
-------     --------------------------------------------------------------------
1.1         Underwriting Agreement between the Company and Spencer Edwards,
            Inc. (1)

3.1.1       Articles of Incorporation (2)

3.1.2       Articles of Incorporation, as amended. (2)

3.2         Bylaws. (2)

3.3         Specimen of Common Stock certificate. (2)

4.1         Form of $1.50 Unit Warrant (2)

4.2         Form of $2.00 Unit Warrant (2)

5.1         Opinion of Guzov Ofsink (4)

9.1 Stock Purchase Agreement between Company and Xinsheng Shareholders dated April 22, 2006. (2)

9.2         Management Agreement between Xinsheng and WOFE dated April 18, 2006.
            (2)

9.3 Voting Trust and Escrow Agreement with Xinsheng Shareholders and their trustee dated April 22 2006. (2)

10.1        Form Escrow Agreement (4)

10.2 Corporate Finance Advisory Services Agreement between the Company and Friedland Corporate Investor Services LLC dated March 16, 2006 and its addendum dated March 17, 2007.

21.1        List of Subsidiaries (2)

23.1 Consent of Guzov Ofsink LLC (included in its legal opinions filed as Exhibit 5.1 of this Registration Statement)

23.2        Consent of Moen & Company LLP dated June 22, 2007 (5)

23.3        Consent of Michael T. Studer, CPA, P.C. June 25, 2007 (5)

23.4 Consent of China Shaanxi Chunhua County Land and Fertilizer Working Station dated April 23, 2007 (3)

23.5 Consent of China Shaanxi Province Land and Fertilizer Working Station dated April 24, 2007 (3)

23.6 Consent of China Shaanxi Province Yangling Zong Land and Fertilizer Working Station dated April 25, 2007 (3)


(1) Previously filed as an exhibit to the Company's amendment No. 1 to the registration statement on Form SB-2 (File No. 333-140118), as filed with the SEC on April 2, 2007.
(2) Previously filed as an exhibit to the Company's registration statement on Form SB-2 (File No. 333-140118), as filed with the SEC on January 19, 2007.
(3) Previously filed as an exhibit to the Company's registration statement amendment No.2 on Form SB-2 (File No. 333-140118), as filed with the SEC on May 7, 2007.
(4) Previously filed as an exhibit to the Company's registration statement amendment No.3 on Form SB-2 (File No. 333-140118), as filed with the SEC on June 7, 2007.
(5) Previously filed as an exhibit to the Company's registration statement amendment No. 4 on Form SB-2 (File No. 333-140118), as filed with the SEC on June 25, 2007.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement Amendment No. 5 to be signed on its behalf by the undersigned, thereunto duly in Xi'an, People's Republic of China, on July 11, 2007.

                                         CHINA-AGRI BUSINESS, INC.

                                         /s/ Liping Deng
                                         ---------------------------------------
                                         Liping Deng
                                         President and Chief Executive Officer
                                         (principal executive officer)

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement Amendment No.5 was signed on July 11, 2007 by the following persons in the capacities stated.

                                         Name and Title

                                         /s/ Liping Deng
                                         ---------------------------------------
                                         Liping Deng
                                         President and Chief Executive Officer
                                         (principal executive officer), Director

                                         /s/ Xiaolong Zhou
                                         ---------------------------------------
                                         Xiaolong Zhou
                                         Chief Financial Officer
                                         (principal financial officer and
                                         principal accounting officer)

                                         /s/ Michael Segal
                                         ---------------------------------------
                                         Michael Segal
                                         Director

                                         /s/ Limin Deng
                                         ---------------------------------------
                                         Limin Deng
                                         Director


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